Exhibit 99.2
LIBERTY GLOBAL TO ACQUIRE VODAFONE’S STAKE IN VODAFONEZIGGO AND TRANSFER REGIONAL BENELUX ASSETS INTO NEW COMPANY CALLED ZIGGO GROUP
•Liberty Global to acquire Vodafone’s 50% stake in VodafoneZiggo for €1.0 billion in cash and a 10% equity interest in new Ziggo Group
•Ziggo Group to hold Liberty Global’s interests in VodafoneZiggo and Telenet
•Transaction creates a regional telecommunications powerhouse in Benelux, with significant free-cash-flow potential underpinning a compelling equity story
•Enables Liberty Global to accelerate strategic execution and unlock long-term shareholder value
•Expected to deliver synergies (financial and operational) and incremental services with a combined NPV of €1bn
•Clear path to deleveraging through asset sales, mid-term Adj EBITDA growth and Adj FCF generation
•Plans to list Ziggo Group in Amsterdam during 2027 and spin off 90% of shares to Liberty Global shareholders subject to shareholder approval

Denver, Colorado and London, United Kingdom – February 18, 2026

Liberty Global Ltd (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that it has entered into a definitive agreement with Vodafone Group plc to acquire Vodafone’s 50% shareholding in their Dutch telecommunications joint venture, VodafoneZiggo.

Under the terms of the agreement, Vodafone will receive €1.0 billion in cash and a 10% stake in a new Benelux company to be named Ziggo Group which will hold Liberty Global’s interests in VodafoneZiggo and Telenet in Belgium.

Both VodafoneZiggo and Telenet will continue to operate under their current brands and credit silos, with their experienced management teams focused on delivering their respective strategic growth plans.

The transaction will enable Liberty Global to fully unlock the value of its Benelux operating businesses for shareholders, supported by plans to list Ziggo Group locally in 2027 on Euronext in Amsterdam and to spin-off the 90% held by Liberty Global to its shareholders. In addition, Liberty Global and Vodafone Group have entered into long-term service agreements relating to VodafoneZiggo, ensuring continued operational alignment and stability throughout the transition.

Mike Fries, Chairman and CEO of Liberty Global, said: “This transaction marks a significant milestone in our decades-long commitment to the Benelux region and is fully aligned with our strategy of unlocking long-term value for shareholders. By combining these assets, we are creating a regional powerhouse comprised of two converged national FMC champions operating in rational markets — an attractive platform with strong prospects for sustained free-cash-flow generation. We are excited about giving shareholders the opportunity to participate directly in Ziggo Group’s future growth and value creation.”

Highlights of the transaction include:

•Attractive equity story: Provides direct exposure to leading regional telecoms operators, with strong potential for meaningful free cash flow generation, targeting combined Adj FCF of ~€500m by 2028E.
•Synergies: Expected to deliver synergies (financial and operational) and incremental services with a combined NPV of €1bn (net of integration).
•Deleveraging roadmap: to ~4.5x by 2028E supported by mid-term Adj EBITDA growth, Adj FCF generation, ECM optionality and asset sales. Liberty Global is in the process of selling ~50% of its stake in Wyre, with proceeds earmarked to support deleveraging of Telenet. The remaining stake in Wyre will be retained 100% by Liberty Global.

•Consumer benefits: Ongoing investment and innovation will continue to benefit consumers in the Netherlands and Belgium, with increased scale strengthening the ability to develop and deliver cutting-edge products and services.
•Broader investor base: The planned spin creates an opportunity to broaden and deepen the investor base by establishing two distinct, simplified and compelling investment profiles — one for Ziggo Group and one for Liberty Global, as we did with the spin-off of Sunrise in late 2024.

The acquisition is expected to close in the second half of 2026, subject to regulatory approvals. Goldman Sachs and LionTree are acting as financial advisers to Liberty Global on the transaction.
ABOUT LIBERTY GLOBAL

Liberty Global Ltd. (Nasdaq: LBTYA, LBTYB, LBTYK) delivers long-term shareholder value through the strategic management of three complementary platforms: Liberty Telecom, Liberty Growth and Liberty Services.

Liberty Telecom is a world leader in converged broadband, video and mobile communications, providing approximately 80 million fixed and mobile connections across Europe through advanced fiber and 5G networks that empower customers and strengthen national economies. The business generates aggregate revenue of $21.6 billion, including approximately $18 billion from nonconsolidated joint ventures and $3.7 billion from consolidated operations.

Liberty Growth invests in scalable businesses across the technology, media, sports and infrastructure sectors, with a portfolio of roughly 70 companies and funds valued at $3.4 billion.*

Liberty Services delivers innovative technology, operational, and financial services to both Liberty affiliated companies and third parties, generating approximately $700 million in annual revenue.**

Together, these platforms position Liberty Global as a leading international converged connectivity and investment company focused on creating sustainable, long-term value for shareholders.

 *As independently valued as of December 31, 2025.
** Represents full year 2025 revenue of Liberty Services, substantially all of which is derived from our consolidated businesses and nonconsolidated joint ventures.

FORWARD LOOKING STATEMENT

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Liberty Global’s intended purchase of equity interests in VodafoneZiggo, the combination its interests in VodafoneZiggo and Telenet into a new holding company to be named Ziggo Group, the potential listing of the Ziggo Group shares for trading (together, the “Transaction”), the performance of Ziggo Group following the Transaction and other information and statements that are not historical fact. These forward-looking statements are subject to certain risks and uncertainties, some of which are beyond our control, that could cause actual results to differ materially from those expressed or implied by these statements. Such risks and uncertainties include the risk that we do not receive shareholder approval for certain aspects of the Transaction and/or related matters, our ability to satisfy the other conditions to the Transaction on the expected timeframe or at all, the approval of the shares of Ziggo Group for listing on the relevant stock exchange and the development of a trading market for them, the Liberty Global Board of Directors’ discretion to decide not to complete the Transaction for any reason, our ability to realize the expected benefits from the Transaction, unanticipated difficulties or costs in connection with the Transaction, Ziggo Group’s ability to successfully operate as an independent public company and maintain its relationships with material counterparties after the Transaction and other factors detailed from time to time in Liberty Global’s most recently filed Annual Report on Form 10-K, as it may be updated or supplemented from time to time by our quarterly reports and other subsequent filings.

These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You are cautioned not to place undue reliance on any forward-looking statement.

For more information, please visit www.libertyglobal.com or contact

Investor Relations                Corporate Communications
Michael Bishop +44 20 8483 6246        Pádraig McGarrigle +44 7474 736967
mediarelations@libertyglobal.com